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                                    AMENDMENT
                            PARTICIPATION AGREEMENTS
                                      AMONG
                      VARIABLE INSURANCE PRODUCTS FUND II,
                       VARIABLE INSURANCE PRODUCTS FUND V,
                        FIDELITY DISTRIBUTORS CORPORATION
                                       AND
                     GENERAL AMERICAN LIFE INSURANCE COMPANY

       This Amendment serves as Amendment No. 2 to the Participation Agreement ("Agreement"), dated February 15, 1995, by and among Fidelity Distributors Corporation (the "Underwriter"), Variable Insurance Products Fund II and General American Life Insurance Company as well as Amendment No. 1 to the Participation Agreement Letter between Fidelity Distributors Corporation, Variable Insurance Products Fund V and General American Life Insurance Company, dated June 20, 2007, is effective this 1st day of July, 2012. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

       WHEREAS, Variable Insurance Products Fund II and Variable Insurance Products Fund V (collectively the "Fund") have entered into distribution agreements pursuant to which the Underwriter acts as distributor of the Fund;

       WHEREAS, the Fund and the Company agree to distribute the prospectuses of the portfolios of the Fund pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

       WHEREAS, the Company, the Fund and the Underwriter desire to amend the Agreement to expand the list of Accounts that can offer portfolios of the Fund on Schedules A.

       NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

       1. In accordance with the terms of the Agreement, the Company, the Fund and the Underwriter agree to make the portfolios of the Fund available to Accounts of the Company that are listed on Schedule A.

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       IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the date first set forth above.

FIDELITY DISTRIBUTORS CORPORATION

By:   [Illegible Signature]
      ---------------------------
Name:
Its:

VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND V

By:   /s/ Joseph Zamrello
      ---------------------------
Name: Joseph Zamrello
Its:  Deputy Treasurer

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:   /s/ Karen A Johnson
      ---------------------------
Name: Karen A Johnson
Its:  Vice President

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                                   Schedule A

                                    Accounts

                                  Date of Resolution of Company's Board
Name of Account                   which Established the Account
----------------------------      -------------------------------------
General American                  October 22, 1970
Separate Account Two

General American                  December 31, 1998
Separate Account Seven

General American                  January 24, 1985
Separate Account Eleven

General American                  January 26, 1995
Separate Account Thirty-Six